Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Second Quarter 2018 Results
Including Operating Profitability for Four Consecutive Quarters

AUSTIN, TEXAS (August 14, 2018) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in software-defined storage and data management, today announced financial results for its second quarter ended June 30, 2018.

Key Financial Highlights for the Second Quarter of Fiscal 2018:

•
Non-GAAP Operating Income increased to $0.2 million from a Non-GAAP Operating Income (Loss) of ($0.4) million in the second quarter of 2017, marking the fourth consecutive quarter of Non-GAAP Operating profitability.

•	Non-GAAP Gross Margin increased to 84% from 74% in the second quarter of 2017.

•	Cash and cash equivalents increased to $4.0 million from $1.0 million at December 31, 2017.

Key Product Highlights

•
FalconStor recognized by CRN in its 2018 Software-Defined Data Center 50 list, which recognizes companies whose innovative offerings provide a hardware-agnostic approach to complex IT management, including centralized control of data storage and protection.

•	Over 20 key hardware and software technology vendor certifications were achieved or renewed; including VMWare compatibility updates.

•	Our advanced application-aware data protection and recovery capabilities were expanded for several enterprise applications including Oracle database, Microsoft Exchange, and Linux.

"We are pleased with the financial stability the team has created during the last year, as Q2 marked the fourth consecutive quarter of operating profit since launching our turnaround efforts in Q3 2017," said Todd Brooks, CEO, FalconStor. "Driving our success is a dedicated global team and seasoned leadership group, which we further strengthened in Q2 by appointing storage and data management veterans, Teresa de Onis, as Sr. Director of Marketing, and Mark Delsman, as Vice President of Engineering. During this period, we also turned our attention to growth and began reviewing our refocused product vision with key partners. Their early feedback and acceptance has been encouraging. We are excited about FalconStor’s evolution."

Additional Financial Highlights for the Second Quarter 2018

While our Non-GAAP Operating Income was $0.2 million for the quarter, we recorded a GAAP Net Loss for the three months ended June 30, 2018 of $1.0 million, as compared to a GAAP Net loss of $0.6 million for the same period of the previous year, in part as a result of the impact of new revenue recognition guidance, in addition to other non cash restructuring charges incurred in connection with our cost reduction efforts. Excluding the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock, we delivered a GAAP Net loss of $0.2 million, as compared to a GAAP Net loss of $0.5 million in the prior year period.

Overall, total revenue for the three months ended June 30, 2018 was $4.0 million as compared to $6.7 million in the prior year period. This decline in revenue was significantly impacted by our adoption of new revenue recognition accounting guidance on January 1, 2018 using the modified retrospective transition method, which resulted in a $1.2 million decrease in revenue.

Net cash provided by operations increased by $2.3 million to $0.7 million for the three months ended June 30, 2018, as compared to $1.6 million of net cash used by operations for the three months ended June 30, 2017.

We ended the quarter with $4.0 million of cash and cash equivalents, as compared to $1.0 million at December 31, 2017.

	Three Months Ended,
(in millions except per share data)	June 30, 2018	March 31, 2018	June 30, 2017
Revenue	$4.0	$5.0	$6.7
Non-GAAP Expenses	$3.9	$4.6	$7.2
Non-GAAP Gross Margin	84%	85%	74%
Non-GAAP Operating Income (Loss)	$0.2	$0.4	$(0.4)
Non-GAAP Net Income (Loss)	$(0.2)	$0.3	$(0.5)
Non-GAAP Diluted EPS	$—	$—	$(0.01)
Cash (used in) provided by operations	$0.7	$1.2	$(1.6)

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended June 30,				Change Period to Period
(in millions except per share data)	2018		2017
Total revenue	$4.0	100%	$6.7	100%	$(2.7)	(40)%
Total cost of revenue	$0.6	16%	$1.8	26%	$(1.1)	(64)%
Total operating expenses	$4.1	101%	$5.5	81%	$(1.4)	(26)%
GAAP operating income (loss)	$(0.7)	(17)%	$(0.5)	(8)%	$(0.2)	32%
GAAP net income (loss)	$(1.0)	(25)%	$(0.6)	(10)%	$(0.4)	57%
GAAP diluted EPS	$(0.02)		$(0.02)		$—

	Six Months Ended June 30,				Change Period to Period
(in millions except per share data)	2018		2017
Total revenue	$9.0	100%	$12.8	100%	$(3.8)	(29)%
Total cost of revenue	$1.4	15%	$3.2	25%	$(1.8)	(57)%
Total operating expenses	$7.7	86%	$11.2	88%	$(3.5)	(31)%
GAAP operating income (loss)	$(0.1)	(1)%	$(1.7)	(13)%	$1.5	(93)%
GAAP net income (loss)	$(0.5)	(6)%	$(1.8)	(14)%	$1.3	(72)%
GAAP diluted EPS	$(0.02)		$(0.02)		$—

Proposed Private Placement

As previously disclosed, on February 23, 2018, the Company closed on the commitment from HCP-FVA, LLC (“HCP-FVA”), an entity affiliated with Martin Hale, a director of the Company, to purchase up to $3 million of Units (as defined below) from the

Company to backstop a proposed private placement of Units to certain eligible stockholders of the Company (the “Financing”). In the Financing, the Company is offering to its stockholders as of November 17, 2017 who are accredited investors the opportunity to purchase up to a total of 40 million Units (inclusive of subscriptions by HCP-FVA). Each Unit is expected to consist of the following (each, a “Unit”):

i.
$0.10 in senior secured debt (for a total of $4 million of senior secured debt assuming full subscription of the Financing), secured by all of the assets of the Company and guaranteed by each of the Company’s domestic subsidiaries, having an interest rate of prime plus 0.75% and a maturity date of June 30, 2021;

ii.	warrants to purchase 12.233 shares of the Company’s common stock for a nominal exercise price (for a total of 489.32 million shares assuming full subscription of the Financing); and

iii.
0.0225 shares of Series A Preferred Stock at a per Unit price of $0.2643 (subject to increase to take into account accretion of the Series A Preferred Stock after June 30, 2018), all such shares to be acquired directly from their current holder, HCP-FVA.

Any current stockholder of the Company interested in participating in the Financing who (i) was a stockholder of record as of November 17, 2017 and (ii) is an accredited investor (as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) should contact the Company’s Chief Financial Officer, Brad Wolfe, by email at brad.wolfe@falconstor.com or by mail at c/o FalconStor Software, Inc., 823 Congress Ave, Suite 1300, Austin, Texas 78701, Attention: Chief Financial Officer, no later than August 17th. The Company is currently in the process of preparing the necessary documentation in connection with the Financing and anticipates sending such documentation to all interested stockholders on or about August 31,2018. All stockholders participating in the Financing will be required to provide proof that they are accredited investors as well as proof of their stock ownership of the Company’s common stock as of November 17, 2017 and as of the date of closing.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Conference Call

The Company will host a conference call to discuss its financial results on Tuesday, August 14, 2018 at 3:30 p.m. CDT. To participate in the conference call, please dial:

Toll Free: 1-800-263-0877

International: +1-323-794-2094

Conference ID: 5146016

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.com/FalconStor-Q2-2018-Earnings-Call-Registration

Meeting: FalconStor Q2 2018
Earnings Meeting Password: Q218meeting
Meeting Number: 795 215 334

A conference call replay will be available beginning August 14th at 6:30 PM CDT through 6:30 PM CDT on August 21st. To listen to the replay of the call, dial:

Toll Free: 1-800-667-5617
International: 1-334-323-0509
Passcode: 9870335

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor Software, Inc (OTCQB: FALC) empowers IT professionals to achieve mastery of their data - an organization’s most precious asset - so they can responsibly push the boundaries of what’s possible in the digital economy. The company’s award-winning flagship solution, FreeStor®, is a modern, comprehensive and easy-to-use global data mastery software platform that gives IT professionals centralized data management control across all their resources to reduce operational costs, lower risk, and avoid technology compromises. FalconStor’s vendor and hardware-agnostic solutions are designed to work with existing investments across complex environments, including legacy data centers, hyper-converged infrastructure, cloud, and hybrids.

Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.

Follow us on Twitter – Watch us on YouTube – Connect with us on LinkedIn

# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,043,668	$1,011,472
Accounts receivable, net	2,068,998	4,168,015
Prepaid expenses and other current assets	1,254,015	1,244,494
Contract assets, net	1,477,619	—
Total current assets	8,844,300	6,423,981
Property and equipment, net	504,580	636,112
Deferred tax assets, net	597,780	590,977
Software development costs, net	185,797	279,414
Other assets, net	941,030	992,760
Goodwill	4,150,340	4,150,339
Other intangible assets, net	110,671	141,631
Contract assets	$1,460,494	$—
Total assets	$16,794,992	$13,215,214
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$820,115	$1,092,864
Accrued expenses	2,375,718	4,376,235
Short-term loan, net of debt issuance costs and discounts	—	370,151
Deferred revenue, net	7,245,124	11,760,327
Total current liabilities	10,440,957	17,599,577
Other long-term liabilities	1,715,750	1,154,512
Notes payable, net	2,525,670	—
Warrant liability	—	—
Deferred tax liabilities, net	85,559	85,559
Deferred revenue, net	4,426,638	6,600,363
Total liabilities	19,194,574	25,440,011
Commitments and contingencies
Series A redeemable convertible preferred stock	9,040,397	9,000,000
Total stockholders' deficit	(11,439,979)	(21,224,797)
Total liabilities and stockholders' deficit	$16,794,992	$13,215,214

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Product revenue	$983,645	$2,499,655	$2,917,589	$4,420,707
Support and services revenue	3,027,936	4,234,671	6,087,941	8,352,734
Total revenue	4,011,581	6,734,326	9,005,530	12,773,441
Cost of revenue:
Product	39,740	351,969	65,890	550,684
Support and service	590,309	1,418,663	1,319,197	2,672,579
Total cost of revenue	630,049	1,770,632	1,385,087	3,223,263
Gross profit	$3,381,532	$4,963,694	$7,620,443	$9,550,178
Operating expenses:
Research and development costs	928,097	2,025,132	1,932,795	4,319,995
Selling and marketing	872,109	2,109,599	2,065,659	4,160,141
General and administrative	1,451,884	1,345,343	3,106,824	2,966,894
Restructuring costs (benefit)	809,245	—	635,982	(236,302)
Total operating expenses	4,061,335	5,480,074	7,741,260	11,210,728
Operating income (loss)	(679,803)	(516,380)	(120,817)	(1,660,550)
Interest and other income (loss), net	(323,750)	(29,121)	(313,420)	125,800
Income (loss) before income taxes	(1,003,553)	(545,501)	(434,237)	(1,534,750)
Provision for income taxes	551	94,300	62,990	217,248
Net income (loss)	$(1,004,104)	$(639,801)	$(497,227)	$(1,751,998)
Less: Accrual of Series A redeemable convertible preferred stock dividends	214,963	215,089	458,130	419,664
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—	2,269,042	—
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	77,645	—	115,750	—
Net income (loss) attributable to common stockholders	$(1,296,712)	$(854,890)	$(3,340,149)	$(2,171,662)
Basic net income (loss) per share attributable to common stockholders	$(0.02)	$(0.02)	$(0.05)	$(0.05)
Diluted net income (loss) per share attributable to common stockholders	$(0.02)	$(0.02)	$(0.05)	$(0.05)
Weighted average basic shares outstanding	84,448,219	44,440,751	64,616,334	44,265,525
Weighted average diluted shares outstanding	84,448,219	44,440,751	64,616,334	44,265,525

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP income (loss) from operations	$(679,803)	$(516,380)	$(120,817)	$(1,660,550)
Non-cash stock option expense (1)	29,519	97,155	$6,624	$542,569
Restructuring costs (benefit) (3)	809,245	—	635,982	(236,302)
Non-GAAP income (loss) from operations	$158,961	$(419,225)	$521,789	$(1,354,283)

GAAP net income (loss) attributable to common stockholders	$(1,296,712)	$(854,890)	$(3,340,149)	$(2,171,662)
Non-cash stock option expense, net of income taxes (2)	29,519	97,155	6,624	542,569
Restructuring costs (benefit) (3)	809,245	—	635,982	(236,302)
Effects of Series A redeemable convertible preferred stock (4)	292,608	215,089	2,842,922	419,664
Non-GAAP net income (loss) attributable to common stockholders	$(165,340)	$(542,646)	$145,379	$(1,445,731)

GAAP gross margin	84%	74%	85%	75%
Non-cash stock option expense (1)	0%	0%	0%	1%
Non-GAAP gross margin	84%	74%	85%	76%

GAAP gross margin - Product	96%	86%	98%	88%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	96%	86%	98%	88%

GAAP gross margin - Support and Service	81%	66%	78%	68%
Non-cash stock option expense (1)	0%	0%	0%	1%
Non-GAAP gross margin - Support and Service	81%	66%	78%	69%

GAAP operating margin	(17%)	(8%)	(1%)	(13%)
Non-cash stock option expense (1)	1%	1%	—%	4%
Restructuring costs (3)	20%	0%	7%	(2%)
Non-GAAP operating margin	4%	(7%)	6%	(11%)

GAAP Basic EPS	$(0.02)	$(0.02)	$(0.05)	$(0.05)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.01
Restructuring costs (3)	0.01	0.00	0.01	(0.01)
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.00	0.04	0.01
Non-GAAP Basic EPS	$0.00	$(0.01)	$0.00	$(0.03)

GAAP Diluted EPS	$(0.02)	$(0.02)	$(0.05)	$(0.05)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.01
Restructuring costs (3)	0.01	0.00	0.01	(0.01)
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.00	0.04	0.01
Non-GAAP Diluted EPS	$0.00	$(0.01)	$0.00	$(0.03)

Weighted average basic shares outstanding (GAAP and as adjusted)	84,448,219	44,440,751	64,616,334	44,265,525
Weighted average diluted shares outstanding (GAAP)	84,448,219	44,440,751	64,616,334	44,265,525
Weighted average diluted shares outstanding (Non-GAAP)	84,448,219	44,440,751	368,546,273	44,265,525

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of revenue - Support and Service	4,875	8,834	13,575	65,285
Research and development costs	18,744	54,813	41,350	184,528
Selling and marketing	4,525	7,198	12,457	63,738
General and administrative	1,375	26,310	(60,758)	229,018
Total non-cash stock based compensation expense	$29,519	$97,155	$6,624	$542,569

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and six months ended June 30, 2018 and 2017, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.